EXHIBIT I



                                   JOINT FILING AGREEMENT
                                   ----------------------




                       Each of the undersigned hereby agrees that the
               Schedule 13G filed herewith is filed jointly, pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended on behalf of each of them.


               Dated: February 12, 1997



               The Equitable Companies Incorporated



               BY:  /s/ Alvin H. Fenichel
                  -------------------------
                  Alvin H. Fenichel
                  Senior Vice President




               AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle, as a group; and AXA


               Signed on behalf of each of the above entities



               BY:      /s/ Alvin H. Fenichel
                  -----------------------------------------
                  Alvin H. Fenichel
                  Attorney-in-Fact
                  (Executed pursuant to Powers of Attorney)